CADWALADER, WICKERSHAM & TAFT
                         100 MAIDEN LANE
                    NEW YORK, NEW YORK 10038








                          April 1, 1994




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          We have acted as counsel for Anacomp, Inc., an Indiana corporation (the "Company"), in connection with its preparation of a Registration Statement on Form S-3 (the "Registration
Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (i) 1,973,325 shares (the "Offered Shares") of the Company's Common Stock, par value $.01 per Common Share (the "Common Shares") and (ii) 1,128,143 Common Shares (the "Contingent Shares") that might be issued on January 3, 1996 pursuant to the Stock Purchase Agreement dated November 10, 1993 among shareholders of National Business Systems, Inc., NBS, Inc. and the Company (the "Stock Purchase Agreement").

          We have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company, and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In arriving at the opinion expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine.

          We are members of the Bar of the State of New York and do not purport to be experts in, or express any opinion concerning, the laws of any jurisdiction other than laws of the State of New York, the federal laws of the United States, and the General Company Law of the State of Delaware. With respect to the matters subject to the laws of the State of Indiana, we have relied on an opinion of Leagre & Barnes (a copy of which is attached hereto as Exhibit A).

          Based upon the foregoing, we are of the opinion that the Offered Shares offered pursuant to the Registration Statement have been validly issued, are fully paid and non-assessable and that the Contingent Shares when issued pursuant to the Stock Purchase Agreement will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

                                   Very truly yours,

                                 /s/CADWALADER, WICKERSHAM & TAFT

                                                    EXHIBIT A

                         LEAGRE & BARNES
                        Attorneys at Law
                     9100 Keystone Crossing
                      Suite 800, Box 40609
                      Indianapolis, Indiana
                           47240-0609

                       Tel. (317) 843-1655
                       Fax. (317) 846-7900


April 1, 1994


Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

Ladies and Gentlemen:

          We have acted as special Indiana counsel for Anacomp, Inc., an Indiana corporation (the "Company"), in connection with its preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of 1,973,325 shares of the Company's Common Stock (the "Common Shares"), par value $.01 per Common Share (the "Offered Shares") and 1,128,143 Common Shares (the "Contingent Shares") that might be issued on January 3, 1996 pursuant to the Stock Purchase Agreement dated November 10, 1993 among Shareholders of National Business Systems, Inc., NBS, Inc. and the Company (the "Agreement").

          We have examined the Agreement and the schedules and exhibits to the Agreement. We have relied without investigation on certificates of public officials (including a Certificate of Existence issued with respect to the Company by the Indiana Secretary of State dated March 31, 1994) and information from the management of Company as to certain questions of fact material to this opinion. We have also examined and relied upon the originals, or copies certified to our satisfaction, of such documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

          In rendering this opinion, we have assumed that the Board of Directors of the Company will have, on or prior to January 3, 1996, adopted and approved a resolution authorizing and reserving for issuance a sufficient number of Common Shares to enable the Company to issue the Contingent Shares.

          We have made such examination of the laws of the State of Indiana as we deem necessary and appropriate for the purposes of the delivery of the opinions expressed herein. The opinions set forth herein are limited to the laws of the State of Indiana. No opinion is expressed as to the laws of any other jurisdiction or the effect that the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflicts of law principles or otherwise.

          By limiting any opinion "to our knowledge," we mean the current awareness by lawyers in the primary lawyer group of factual matters recognized by such lawyers as being relevant to the opinion so qualified. "Primary lawyer group" means Mark B. Barnes and, solely as to information relevant to an opinion issue, any lawyer in this law firm who is primarily responsible for providing the response concerning the particular issue.

          Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

          1. Company is a corporation duly organized and validly existing under the laws of the State of Indiana, and has full corporate power and authority to carry on its business as it is now being conducted and to own or lease its properties and assets which it now owns or leases.

          2. The entire authorized capital stock of Company consists of 100,000,000 shares of $.01 par value common stock, and 1,000,000 shares of $.01 par value preferred stock. The Offered Shares offered pursuant to the Registration Statement are validly authorized and issued, fully paid and nonassessable and that the Contingent Shares when issued in accordance with the Agreement will be validly authorized and issued, fully paid and nonassessable.

          The foregoing opinions are further subject to the following:

          (i) Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed herein.

         (ii) This opinion is given as of the date hereof and we assume no responsibility or obligation to update this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in any laws or regulations which may hereafter occur.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.


                                   Very truly yours,

                                   /s/  LEAGRE & BARNES